Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Subordinate Voting Shares of Goodness Growth Holdings, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is (or shall be deemed to be) responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this agreement.

Date: July 12, 2023

CHICAGO ATLANTIC CREDIT OPPORTUNITIES, LLC

By:	/s/ David Kite
Name:	David Kite
Title:	Chief Operating Officer

CHICAGO ATLANTIC ADVISERS, LLC

By:	/s/ David Kite
Name:	David Kite
Title:	Chief Operating Officer

CHICAGO ATLANTIC MANAGER, LLC

By:	/s/ David Kite
Name:	David Kite
Title:	Chief Operating Officer

CHICAGO ATLANTIC GP HOLDINGS, LLC

By:	/s/ David Kite
Name:	David Kite
Title:	Chief Operating Officer

CHICAGO ATLANTIC GROUP, LP

By:	/s/ David Kite
Name:	David Kite
Title:	Chief Operating Officer

CHICAGO ATLANTIC GROUP GP, LLC

By:	/s/ David Kite
Name:	David Kite
Title:	Chief Operating Officer